                                                                  Exhibit 11.01




                       SMT
           EPS Calculation-Modified Treasury Stock Method
                  Three Months Ended September 30, 1996

                                                                            Exercise             Assumed
     Assumptions                                             Shares           Price              Proceeds
Net income                                                 $915,730
Common Shares Outstanding                                 3,179,000
20% of Common Shares Outstanding                            635,800
Common Stock Equivalent (Aggregate):
     Warrants-IPO                                         1,587,950           $6.67               $10,591,627
            Effect of 5% Dividend                            79,398
     Options-employees
         1993 Grant                                         121,275            3.33                   403,846
         1994 Grant                                              50            1.37                        69
         1995 Grant                                          36,750            2.46                    90,405
         1995 Grant-#2                                      150,000            3.81                   571,875
         1996 Grant                                          39,700            4.5                    178,650

     Options-Directors:
         1992 Grant                                           2,100            3.21                     6,741
         1993 Grant                                           2,100            1.78                     3,738
         1994 Grant                                           2,100            2.2                      4,620
         1995 Grant                                           2,100            4.38                     9,198
         Misc Grant                                               0            1.78                         0




    Warrants-Directors
         All                                                500,000           3.88                  1,940,000
         Other                                                    0           4.01                          0

    Warrants-Commonwealth                                    50,000           4.47                    223,500

    Underwriter options                                      76,000           5.94                    451,440
      Underwriter Warrants (Unit)                            76,000           6.67                    506,920
      5% dividend on Warrants                                 7,600
           Total CSE Aggregate                            2,733,123                                14,982,628


Average and Quarter End Market Value:
     Average Closing Price                                  6.83
     Quarter End  Closing Price                             6.75


Computation:                                             Primary                             Fully Diluted

Total Proceeds                                        14,982,628                               14,982,628

Application of assumed proceeds:
     Toward repurchase of o/s shares                   4,342,514                                4,291,650

     Toward Paydown of debt                           10,640,114                               10,690,978
                                                      14,982,628                               14,982,628


Adjustment to Net Income:
     Net income                                          915,730                                  915,730

    Interest expense reduction:
       Debt paydown * avg. int rate * tax eff            180,882                                   181,747
               Adjusted Net Income                     1,096,612                                 1,097,477


Adjustments to Shares Outstanding:
     Actual shares o/s                                 3,179,000                                3,179,000

    Net additional shares                              2,097,323                                2,097,323
            Adjusted shares o/s                        5,276,323                                5,276,323


Earnings Per Share:
   Before adjustment                                       $0.29                                    $0.29
   After adjustment                                       $0.208                                    $0.21


                                                SMT
                       EPS Calculation- Modified Treasury Stock Method
                              Nine Months Ended September 30, 1996


                                                                                  Exercise               Assumed
        Assumptions                                            Shares               Price                Proceeds
Net income                                                   $1,936,206
Common Shares Outstanding                                     2,879,000
20% of Common Shares Outstanding                                575,800
Common Stock Equivalent (Aggregate):
     Warrants-IPO                                             1,587,950            $6.67                10,591,627
            Effect of 5% Dividend                                79,398
     Options-employees
         1993 Grant                                             121,275             3.33                   403,846
         1994 Grant                                                  50             1.37                        69
         1995 Grant                                              36,750             2.46                    90,405
         1995 Grant-#2                                          150,000             3.81                   571,875
         1996 Grant                                              39,700             4.5                    178,650





     Options-Directors:
         1992 Grant                                               2,100              3.21                    6,741
         1993 Grant                                               2,100              1.78                    3,738
         1994 Grant                                               2,100              2.2                     4,620
         1995 Grant                                               2,100              4.38                    9,198
         Misc Grant                                                   0              1.78                        0

    Warrants-Directors
         All                                                    500,000              3.88                1,940,000
         Other                                                        0              4.01                        0

    Warrants-Commonwealth                                        50,000              4.47                  223,500

    Underwriter options                                          76,000              5.94                  451,440
      Underwriter Warrants (Unit)                                76,000              6.67                  506,920
      5% dividend on Warrants                                     7,600
           Total CSE Aggregate                                2,733,123                                 14,982,628


Average and Quarter End Market Value:
     Average Closing Bid                                        6.21
     Quarter End  Closing Bid                                   6.75


Computation:                                                Primary                                 Fully Diluted

Total Proceeds                                            14,982,628                                 14,982,628

Application of assumed proceeds:
     Toward repurchase of o/s shares                       3,575,718                                  3,886,650

     Toward Paydown of debt                               11,406,910                                 11,095,978
                                                          14,982,628                                 14,982,628


Adjustment to Net Income:
     Net income                                            1,936,206                                  1,936,206

    Interest expense reduction:
       Debt paydown * avg. int rate * tax eff                581,752                                    574,217
               Adjusted Net Income                         2,517,958                                  2,510,423


Adjustments to Shares Outstanding:
     Actual shares o/s                                     2,879,000                                  2,879,000

    Net additional shares                                  2,157,323                                  2,157,323
            Adjusted shares o/s                            5,036,323                                  5,036,323


Earnings Per Share:
   Before adjustment                                           $0.67                                     $0.67
   After adjustment                                            $0.50                                     $0.50
